Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-52072, No. 333-31289 and No. 333-124711) of Applied Materials, Inc. of our report dated June 22, 2012, with respect to the financial statements and supplemental schedule of the Applied Materials, Inc. Employee Savings and Retirement Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2011 and 2010.

ARMANINO McKENNA LLP
San Ramon, California

June 22, 2012